Exhibit 10.1

OPTION CANCELLATION AGREEMENT

THIS OPTION CANCELLATION AGREEMENT (this “Agreement”), is entered into as of June 10, 2021 by and between INmune Bio Inc., a Nevada corporation (the “Company”), and Xencor, Inc. a Delaware corporation (“Xencor”), for the purpose of the cancellation of certain options to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) held by Xencor.

RECITALS

A.	The Company and Xencor are parties to (i) that certain Stock Issuance Agreement, dated as of October 3, 2017 (as amended as of the date hereof, the “Stock Issuance Agreement”), pursuant to which Xencor was entitled to, among other things, certain registration rights (the “Original Registration Rights”), (ii) that certain Voting Agreement, dated as of October 3, 2017 (the “Voting Agreement”), pursuant to which Xencor was afforded, among other things, representation on the Company’s board of directors and (iii) that certain License Agreement dated of October 3, 2017 (as amended as of the date hereof, the “License Agreement”), pursuant to which Xencor granted the Company a license to certain intellectual property rights of Xencor as more fully set forth therein (the “Licensed Rights”);

B.	Pursuant to Section 1(b) of the Stock Issuance Agreement and Section 4.1(b) of the License Agreement, as partial consideration for the Licensed Rights, the Company granted Xencor the option to purchase up to an additional number of shares of Common Stock that equals 10.0% of the then Fully Diluted Company Shares (as defined in the Stock Issuance Agreement) for an aggregate purchase price of $10,000,000 (the “Option”);

C.	The parties desire to cancel the Option, terminate certain provisions of the Stock Issuance Agreement and to enter into the First Amendment to the License Agreement in the form attached hereto as Exhibit A (the “License Agreement Amendment”);

NOW THEREFORE, for and in consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Xencor hereby agree as follows:

AGREEMENT

1. Cancellation of Option.

(a) Consideration. In exchange for the termination of the Option, the Company, on the closing date of this Agreement (the “Closing Date”), agrees to (i) pay Xencor $15,000,000 in cash (the “Cash Purchase Price”), which shall be paid to Xencor within ten days of the Closing and (ii) issue Xencor such number of shares of the Company’s Common Stock as shall equal $3,300,000 divided by the last sale price of the Company’s Common Stock as reported by the Nasdaq Stock Market on the Closing Date (the “Shares”).

(b) Delivery. The Cash Purchase Price shall be delivered to an account designated in writing by Xencor on the Closing Date by wire transfer. The Shares shall be delivered to Xencor within ten business days of the Closing Date as directed in writing by Xencor.

(c) Termination of the Option, Voting Agreement, Stock Issuance Agreement and Certain Provisions of the License Agreement. Upon the Closing (as defined below), (i) the Voting Agreement and the Stock Issuance Agreement shall be deemed to be terminated as of such time and to be of no further force and effect and (ii) Section 4.1(b) of the License Agreement shall be deemed to be amended such that the provisions of Section 4.1(b) of the License Agreement shall be of no further force and effect.

(d) Release. In consideration of the covenants, agreements, and undertakings of the parties under this Agreement, effective upon the Closing, each party, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, managers, members, successors, and assigns (collectively, “Releasors”) hereby releases, waives, and forever discharges the other party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, managers, members, agents, representatives, permitted successors, and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law or equity (collectively, “Claims”), which any of such Releasors ever had or now has against any of such Releasees arising out of or relating to the Stock Issuance Agreement and/or the Voting Agreement, except for any Claims arising due to the gross negligence, willful misconduct or fraud of any Releasors or otherwise arising after the date of this Agreement. For the avoidance of doubt, the foregoing (i) waives any monetary registration penalties accrued prior to the date hereof pursuant to Section 8 of the Stock Issuance Agreement and (ii) shall not operate to release any obligation of the Company or Xencor arising under this Agreement or the License Agreement.

(e) Continued Effectiveness. For the avoidance of doubt, until the Closing occurs (i) the Option, (ii) the Stock Issuance Agreement, including, without limitation, the Original Registration Rights, (iii) the Voting Agreement and (iv) the License Agreement shall each remain in effect in accordance with their respective terms and unmodified by the terms of this Agreement and the License Agreement Amendment.

2. Closing. Subject to the terms and conditions contained in this Agreement, the Closing Date shall be on or before June 11, 2021, at such time as mutually agreed upon by the parties. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties. At the Closing, the Company shall deliver to Xencor a statement evidencing the irrevocable instruction letter given to the Company’s transfer agent issue the Shares in book-entry form.

3. Representations and Warranties of Xencor. Xencor hereby represents and warrants to the Company as follows:

(a) Power and Authorization. Xencor has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby (the “Transactions”). Xencor has obtained all necessary approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the Transactions.

(b) No Encumbrances. The Option is free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind.

(c) Valid and Enforceable Agreements; No Violations. This Agreement has been duly executed and delivered by Xencor and constitutes a legal, valid and binding obligation of Xencor, enforceable against Xencor in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation of the Transactions will not violate, conflict with or result in a breach of or default under (i) Xencor’s organizational documents, (ii) any agreement or instrument to which Xencor is a party or by which Xencor or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to Xencor, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Xencor’s ability to consummate the Transactions in any material respect.

(d) No Litigation. There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Xencor, threatened against or by Xencor that challenge or seek to prevent, enjoin or otherwise delay the Transactions.

(e) Accredited Investor. Xencor is aware that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and that the Shares constitute “restricted securities” under Rule 144 promulgated under the Act. Xencor is an “accredited investor” within the meaning of Rule 501(a) under the Act and is acquiring the Shares for its own account and not with a view to or for distributing or reselling the Shares in violation of the Act.

(f) Finders Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Xencor.

4. Representation and Warranties of the Company. The Company hereby represents and warrants to Xencor as of the date of this Agreement as follows:

(a) Power and Authorization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, issue the Shares, to carry out the provisions of this and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) Valid and Enforceable Agreements; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and consummation of the Transactions will not violate, conflict with or result in a breach of or default under (a) the charter, bylaws or other organizational documents of the Company, (b) any material agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (b) or (c), where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial position or results of operations of the Company and its subsidiaries, taken as a whole, or affect the Company’s ability to consummate the Transactions in any material respect.

(c) No Litigation. There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Xencor, threatened against or by Xencor that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(d) Finders Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Xencor.

(e) Validity of the Shares. When delivered to Xencor against termination of the Option in accordance with the terms of this Agreement, the Shares will (i) be validly issued, fully paid and non-assessable, (ii) be free and clear of any liens, including claims or rights under any voting trust agreements, shareholder agreements or other agreements, and (iii) will not be issued in violation of or be subject to any preemptive, participation, rights of first refusal, anti-dilution or other similar rights.

(f) Exemption from Registration. Assuming the accuracy of the representations and warranties of Xencor contained herein, the issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Act or any state securities laws.

(g) Exchange Act Filings. The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Act since January 1, 2020 (the “Company Reports”). The Company Reports, when they became effective or were filed with or furnished to the SEC, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed or furnished after the date hereof and on or prior to the Closing, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) Disclosure. On or before the fourth business day following the date of this Agreement, or such earlier time as may be required by law, the Company shall issue a publicly available press release or file with the SEC a Current Report on Form 8-K disclosing all material terms of the Transactions (to the extent not previously publicly disclosed). Such disclosure and any disclosure regarding the Transactions included in any other SEC filing or public announcement by the Company, to the extent not previously contained in a prior disclosure consented to by Xencor in accordance with this Section 4(j), shall be subject to Xencor’s prior review and consent (such consent not to be unreasonably withheld, conditioned or delayed).

(i) Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Company Reports, and except as may have been otherwise disclosed in a subsequent Company Report prior to the date hereof (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports and any other disclosures included therein to the extent they are predictive or forward-looking in nature and not statements of historical fact), there has not been (i) any material adverse change in the Company’s business, financial condition, results of operations or prospects, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv)  any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (v) any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to grants of stock under the Company’s stock incentive plans existing on the date hereof or the issuance of shares upon the exercise of outstanding options or warrants) or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company.

(j) Investment Company. Neither the Company nor any of its subsidiaries is or, after giving effect to the Transactions, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(k) NASDAQ Shareholder Approval Rules. No approval of the stockholders of the Company under the rules and regulations of the Nasdaq Capital Market is required for the Company to issue and deliver the Shares to Xencor.

(l) Rule 144. From and after the Closing Date, the Company shall, at all times when Xencor beneficially owns any Shares, take such measures and file and/or make available such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144.

5. The Company’s Conditions to Closing. The Company’s obligations herein are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by Xencor in Section 3 hereof shall be true and correct in all material respects as of the Closing and Xencor shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b) License Agreement. The Company shall have received an executed signature page to the License Agreement Amendment from Xencor.

(c) Financing. The Company shall have received a minimum of $10,000,000 in gross proceeds from a debt financing upon terms and conditions satisfactory to the Company in its sole discretion (the “Financing”). 1

(d) Consents, Permits, and Waivers. Xencor shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the Transactions except for such as may be properly obtained subsequent to the Closing.

(e) Proceedings and Documents. All corporate and other proceedings in connection with the Transactions and all documents and instruments incident to the Transactions shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such counterpart, originals or certified or other copies of such documents as they may reasonably request.

6. Xencor’s Conditions to Closing. Xencor’s obligations to cancel the Option and carry and consummate the Transactions contemplated hereby, and the effectiveness of Sections 1(b) and Section 1(c) hereof, subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Initial Closing.

1 Note to Draft: Please provide a copy of the financing term sheet.

(b) Legal Investment. On the Closing Date, the issuance of the Shares shall be legally permitted by all laws and regulations to which Xencor and the Company are subject.

(c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the Transactions except for such as may be properly obtained subsequent to the Closing.

(d) Corporate Documents. The Company shall have delivered to Xencor or its counsel copies of all corporate documents of the Company as Xencor shall reasonably request.

(e) Proceedings and Documents. All corporate and other proceedings in connection with the Transactions and all documents and instruments incident to the Transactions shall be reasonably satisfactory in substance and form to Xencor and its counsel, and Xencor and its counsel shall have received all such counterpart, originals or certified or other copies of such documents as they may reasonably request.

7. Registration Rights.

(a) Registration Statement. The Company agrees that it shall file a registration statement covering the resale of the Shares under the Act (a “Registration Statement”) on or before the earlier to occur of 90 days from the Closing Date or the date on which the Company files its next registration statement (other than an S-8 or any S-3 filed as of the date hereof).

(b) Effectiveness Period. The Company shall keep the Registration Statement continuously effective, and if necessary to permit the Registration Statement to continue to be available for use by Xencor, to re-file such Registration Statement or a successor Registration Statement thereto, upon its expiration in order to permit a prospectus forming part thereof to be usable by Xencor until all Registrable Securities cease to be outstanding or otherwise cease to be Registrable Securities. For purposes of this Agreement, “Registrable Securities” means any shares of Common Stock beneficially owned by Xencor, including, without limitation, the Shares, held by Xencor on the Closing Date; provided, however, that any such shares of Common Stock shall cease to be Registrable Securities when (i) a Registration Statement with respect to such shares shall have become effective under the Securities Act and such shares shall have been sold or otherwise transferred or disposed of pursuant to such Registration Statement, (ii) such shares have been sold to the public pursuant to Rule 144, (iii) (x) Xencor and its permitted assignees beneficially own less than 10% of the outstanding Common Stock of the Company, calculated in accordance with Section 13(d) of the Exchange Act and (y), all of such securities may be sold or transferred in a single transaction without any restriction or limitation (including with respect to volume and manner of sale and without any current information requirement) pursuant to Rule l44 under the Act or (iv) such shares have ceased to be outstanding.

(c) Expenses. The Company shall pay all expenses in connection with the performance of or compliance with Section 7 of this Agreement by the Company, provided, however, that Xencor shall (i) pay all brokerage discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Xencor’s Registrable Securities pursuant to a Registration Statement and (ii) shall be liable for the expenses of its own legal counsel, if any, in connection with the registration, sale or disposition of Xencor’s Registrable Securities pursuant to a Registration Statement (except, for the avoidance of doubt, as provided in Section 7(d) and (e)).

(d) Indemnification. The Company agrees to indemnify and hold harmless Xencor, each of its respective directors, officers, employees and agents and each person, if any, who controls Xencor against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement of a material fact or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus relating to the Registrable Securities included in a Registration Statement (including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement or any amendment or supplement thereto) (“Prospectus”) or any issuer free writing prospectus within the meaning of Rule 433 under the Securities Act (or any amendment or supplement thereto) pursuant to which Registrable Securities were registered under the Act, including against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever related thereto. Xencor agrees to indemnify and hold harmless the Company and each of its directors and officers, and each person, if any, who controls the Company, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(d), as incurred, but only with respect to untrue statements or omissions of material fact, or alleged untrue statements or omissions of material fact, made in any Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to Xencor furnished to the Company by or on behalf of Xencor expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that Xencor shall not be liable for any claims hereunder in excess of the amount of net proceeds received by Xencor from the sale of Registrable Securities pursuant to such Registration Statement.

(e) Indemnification Procedures. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party or (ii) be liable for any settlement of any such action effected without its prior written consent (which consent shall not be unreasonably withheld).

8. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Xencor, in the case of a waiver, by each party against whom the waiver is to be effective.

9. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day and confirmed in writing by one of the other manners set forth in this section (either (a), (c), or (d)), (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address or electronic mail address as such party may designate by 10 days’ advance written notice to the other parties hereto.

10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. No party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (in the case of assignment by Xencor) or Xencor (in the case of assignment by the Company).

11. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court located in San Diego County, California.

12. Further Assurances. The parties agree that from time to time, upon the request of the other party, to do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, deeds, transfers, conveyances, assignments, powers of attorney or assurances as may be reasonably required in order to carry out the intent of this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement. Without limiting the foregoing, the Company agrees to use commercial best efforts to complete the Financing prior to the Closing Date.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes and merges all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. For the avoidance of doubt, except with respect to (i) the termination of the Option contemplated by Section 4.1(b) of the License Agreement as provided herein and (ii) the amendments contemplated by the License Agreement Amendment, nothing in this Agreement shall in any way be deemed to amend, modify or supersede the License Agreement, which License Agreement, as amended by the License Agreement Amendment, shall otherwise remain in full force and effect in accordance with its terms.

14. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

15. Specific Performance. Each of the parties hereto agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each of the parties hereto shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a party hereto from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

16. Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

17. Third Party Beneficiaries. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto, except for a person entitled to indemnification under Section 7(d) hereunder.

18. California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE

19. Counterpart; Electronic Signatures. This Agreement may be executed in any number of counterparts, and each of these shall be deemed an original and all of which, taken together, constitute the same Agreement. Delivery of an executed counterpart by facsimile is equally as effective as delivery of an original executed counterpart. Any party delivering an executed counterpart of this Agreement by facsimile or “pdf” or other electronic reproduction shall also deliver an original executed counterpart but the failure to deliver the original shall not affect the validity, enforceability, and binding effect of this Agreement.

20. Survival. All the agreements, representations and warranties made by each party hereto in this Agreement shall survive the Closing.

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In Witness Whereof, the parties hereto have executed this Option Cancellation Agreement as of the day and year first above written.

Inmune Bio Inc.

By:	/s/ RJ Tesi
Name:	RJ Tesi
Title:	CEO
Address:	1224 Prospect Street Suite 525 La Jolla, California 92037

Xencor, Inc.

By:	/s/ Bassil Dahiyat
Name:	Bassil Dahiyat
Title:	President and CEO
Address:	111 West Lemon Avenue Monrovia, California 91016

Exhibit A

Confidential

FIRST AMENDMENT TO LICENSE AGREEMENT

This FIRST AMENDMENT TO LICENSE AGREEMENT is entered into as of the 10th day of June, 2021 (the “Amendment”) by and among INMUNE BIO, INC., a Nevada corporation (“INmune”), having a principal place of business at 1224 Prospect Street, Suite 150, La Jolla, California 92037, and XENCOR, INC., a Delaware corporation (“Xencor”), having a principal place of business at 111 West Lemon Avenue, Monrovia, California 91016, U.S.A.

RECITALS

WHEREAS, INmune and Xencor have entered into a Licensing Agreement effective as of October 3, 2017, a copy of which is attached hereto as Exhibit A (the “License Agreement”); and

WHEREAS, INmune and Xencor desire to amend Sections 3.2 and 4.2 of the License Agreement concerning Development and Commercialization, Diligence; Royalties; and Sublicensing Revenue, respectively.

NOW, THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Each initially capitalized term used herein without definition shall have the meaning ascribed to such term in the License Agreement.

2. Amendments.

2.1 It is hereby agreed that Section 3.2 of the License Agreement, shall be amended, effective as of the date hereof, to read in its entirety as follows:

“3.2 Due Diligence.

(a) INmune shall, and shall require its Affiliates and Sublicensees to, use Commercially Reasonable Efforts to achieve the following due diligence milestones and to develop and obtain Regulatory Approval of Licensed Products in the Field and, after such Regulatory Approval is obtained, commercialize one or more Licensed Products in the Field.

Due diligence milestone	Due date
Initiation of a pivotal trial of a Licensed Product in the Field	Seventh (7th) anniversary of the Effective Date
Submission of application for a marketing authorization to a regulatory body for a Licensed Product in the Field	Ninth (9th) anniversary of the Effective Date

(b) Extension of diligence milestone. INmune may extend the diligence due date for any diligence milestone for up to two successive one (1) year periods of time to comply with the diligence requirements of Section 3.2(a), as long as it (i) is otherwise in material compliance with the terms of this Agreement, (ii) provides a written request for the diligence extension to Xencor prior to the diligence due date, and (ii) pays to Xencor a One Hundred Thousand dollar (US$100,000) fee prior to the expiration of the diligence due date for each year.

(c) If INmune has not met the due diligence milestones listed in Section 3.2(a), Xencor may furnish INmune written notice of the determination thereof. Within 30 days after receipt of such notice, INmune shall either (i) fulfill the relevant obligation, or (ii) provide to Xencor a mutually acceptable schedule of revised due diligence obligations and plans to meet the same. In the case of subclause (ii) in the preceding sentence, INmune and Xencor shall meet and discuss such revised obligations and plans, and Xencor shall consider such revisions in good faith. If Xencor does not find the revised obligations and plans acceptable in its sole discretion, Xencor may, immediately upon written notice to INmune, terminate this Agreement either in its entirety or, in Xencor’s sole discretion, with respect to one or more Licensed Products.”

2.2 It is hereby agreed that Section 4.2 of the License Agreement shall be amended, effective as of the date hereof, to read in its entirety as follows:

“4.2 Royalties. Subject to the terms and conditions of this Agreement, in consideration of the rights and licenses granted by Xencor herein, INmune shall pay Xencor a royalty of 5% on Net Sales of all Licensed Products in the given calendar year. The royalties due pursuant to this Section 4.2 shall be payable on a country-by-country and Licensed Product-by-Licensed Product basis until the date which is the later of: (a) the expiration of the last to expire Valid Claim covering such Licensed Product in such country, or (b) 10 years following the First Commercial Sale of a first of any Licensed Product in such country.”

3. Full Force and Effect. Except as specifically modified or amended by the terms of this Amendment, the License Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed.

4. Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Alternatively, this Amendment may be executed by electronic signatures.

5. Miscellaneous. This Amendment shall be binding upon all the parties to the License Agreement and their respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

INMUNE BIO, INC.

By:	/s/ Raymond J. Tesi
Name:	Raymond J. Tesi
Title:	Chief Executive Officer

XENCOR, INC.

By:	/s/ Bassil I. Dahiyat
Name:	Bassil I. Dahiyat
Title:	President and Chief Executive Officer